Exhibit 5.1

August 2, 2022

HSBC Holdings plc

8 Canada Square

London E14 5HQ

Ladies and Gentlemen:

We have acted as special U.S. counsel to HSBC Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-4 (such registration statement, including the documents incorporated by reference therein but excluding Exhibit 25.1, hereinafter referred to as the “Registration Statement”) relating to the Company’s proposed offers to exchange (the “Exchange Offers”) up to (a) $222,042,000 aggregate principal amount of 7.35% Subordinated Notes due 2032, (b) $487,913,000 aggregate principal amount of 7.625% Subordinated Notes due 2032, (c) $2,000,000,000 aggregate principal amount of 6.5% Subordinated Notes due 2036, (d) $2,500,000,000 aggregate principal amount of 6.5% Subordinated Notes due 2037 and (e) $1,500,000,000 aggregate principal amount of 6.8% Subordinated Notes due 2038 (together, the “Exchange Notes”), in each case to be issued by the Company and registered under the Securities Act, in each case for an equal principal amount of a corresponding series of the Company’s outstanding subordinated notes (together, the “Original Notes”). The Exchange Notes will be issued under an indenture dated December 10, 2002 (the “Base Indenture”) between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), to be supplemented and amended by the supplemental indenture to be entered into among the Company, as issuer, the Trustee, and HSBC Bank USA, National Association as the paying agent, authenticating agent, issuing agent and registrar (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In arriving at the opinion expressed below, we have reviewed the Registration Statement and the documents incorporated by reference therein. We have also reviewed:

(a)	an executed copy of the Base Indenture;

(b)	a form of the Supplemental Indenture; and

(c)	the forms of the Exchange Notes included as schedules to the Supplemental Indenture,

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in each case filed as exhibits to the Registration Statement. In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Exchange Notes in global form when issued, and any Exchange Notes in definitive form issued in exchange therefor, will conform to the forms thereof that we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when such Exchange Notes have been duly executed and delivered by the Company in exchange for an equal principal amount of Original Notes pursuant to the Exchange Offers contemplated by the Registration Statement and authenticated by the Trustee, such Exchange Notes will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture (except that we express no opinion as to the validity, binding effect or enforceability of Article 12 of the Base Indenture, which is governed by the laws of England and Wales).

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Exchange Notes will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (c) we express no opinion with respect to the effect of any mandatory choice of law rules and (d) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinion expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will become effective and comply with all applicable laws, (b) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Exchange Notes are issued as contemplated by the Registration Statement, (c) the Exchange Notes will be offered, issued and delivered in exchange for an equal principal amount of Original Notes in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Exchange Notes, the Indenture and any other agreement governing such Exchange Notes and in the manner contemplated by the Registration Statement and the prospectus, (d) the terms of the Exchange Notes will conform in all material respects to the descriptions thereof in the Registration Statement and in the prospectus and to the terms of the Indenture (as from time to time amended or supplemented), (e) the terms of the Exchange Notes will not violate any applicable law, conflict with any matter of public policy, result in a default under, or breach of, any agreement or instrument binding upon the Company or violate any requirement or

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restriction imposed by any court or governmental body having jurisdiction over the Company and (f) certificates, if required, representing the Exchange Notes will be duly executed and delivered and, to the extent required by the Indenture, duly authenticated and countersigned.

In rendering the opinion expressed above, we have assumed that each series of Exchange Notes will be issued with an original aggregate principal amount of U.S.$2,500,000 or more.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Indenture or the Exchange Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We express no opinion as to the validity, binding effect or enforceability of Section 6.07(e) of the Indenture (or comparable provisions in the Exchange Notes) stating the parties’ intention that the Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority (each as defined in the Indenture) with respect to the Exchange Notes.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York. With respect to matters governed by the law of England and Wales, we have relied on our opinion dated August 2, 2022, as English counsel to the Company, which has been filed as Exhibit 5.2 to the Registration Statement.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters,” and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ David I. Gottlieb

David I. Gottlieb, a Partner